Exhibit 99.1

PMC Reports First Quarter 2013 Results

PMC Investor Relations Website: http://investor.pmcs.com

Q1 2013 earnings announcement call live on Website at 1:30 p.m. PT

Conference call replay number 1 (888) 843-7419; passcode 34533385#.

Replay available shortly after end of conference call through May 9, 2013

SUNNYVALE, Calif.--(BUSINESS WIRE)--April 25, 2013--PMC® (Nasdaq: PMCS), the semiconductor innovator transforming networks that connect, move and store big data, today reported results for the first quarter ended March 30, 2013.

Net revenues in the first quarter of 2013 totaled $125.2 million, a decrease of three percent compared to $129.4 million in the fourth quarter of 2012, and a decrease of five percent compared to $132.1 million in the first quarter of 2012.

GAAP net loss in the first quarter of 2013 totaled $6.8 million, or $0.03 per share, compared to GAAP net income in the fourth quarter of 2012 of $10.8 million, or $0.05 per diluted share. Note this GAAP comparative is restated for an immaterial correction described in the financial statements later in this release. Non-GAAP net income totaled $13.4 million, or $0.07 per diluted share, down 47 percent in the first quarter of 2013 compared to non-GAAP net income of $25.1 million, or $0.12 per diluted share in the fourth quarter of 2012.

“Our first quarter results were in line with our outlook and within the expected range,” said Greg Lang, PMC President and Chief Executive Officer. “We are encouraged by stronger bookings in the quarter and expect to grow revenues in the second quarter of 2013. Our book-to-bill ratio within the period was greater than one for the second consecutive quarter.”

Net income on a non-GAAP basis in the first quarter of 2013 excludes the following items: (i) $7.4 million stock-based compensation expense; (ii) $10.8 million amortization of purchased intangible assets; and (iii) $2 million of other adjustments including income tax related as described in the accompanying GAAP to non-GAAP reconciliation table.

For a full reconciliation of each non-GAAP item used herein to the most directly comparable GAAP financial measure, please refer to the schedule included with this release. The Company believes the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. In addition, the measures are used to plan for the Company’s future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

FIRST QUARTER 2013 HIGHLIGHTS

The Company announced the following in the first quarter of 2013:

  To meet the elastic traffic demands of big data, PMC announced the introduction of DIGI 120G, the industry’s only single-chip OTN processor supporting 10G, 40G and 100G speeds for OTN transport, aggregation and switched deployments. DIGI 120G allows for the efficient sharing and dynamic assignment of network resources, enabling OTN networks to effectively virtualize optical network bandwidth. This unprecedented level of silicon integration facilitates the most cost effective designs, engineering efficiency, and lowest power approach to OTN system solutions.
  As a leader in secure data center storage solutions, PMC announced further expansion of its Adaptec storage product line with the industry’s first high performance, high density, low profile encrypted PCIe Gen3 host bus adapter (HBA) family. This product line is capable of executing over one million input/output operations per second (IOPS) with 6.6 GB/sec sustained throughput, provides 256 bit AES encryption, and offers up to 16 ports. The Adaptec Series 7H and 6H families of SAS/SATA HBAs provide customers with high-performance connectivity for hard disk drives (HDDs), solid-state drives (SSDs), removable media and tape drives. The product family is ideally suited for high performance data center applications.

First Quarter 2013 Conference Call

Management will review the first quarter of 2013 results and share its outlook for the second quarter of 2013 during a conference call at 1:30 pm Pacific Time/4:30 pm Eastern Time on April 25, 2013. The conference call webcast will be accessible under the Financial News and Events section at; http://investor.pmcs.com. To listen to the conference call live by telephone, dial 1 (888) 771-4371 (US Toll Free) or 1 (847) 585-4405 (International) with passcode 34533385#, approximately ten minutes before the start time. A telephone playback will be available after the completion of the call and can be accessed at 1 (888) 843-7419 using the access code 34533385#. A replay of the webcast will be available for 10 business days.

Safe Harbor Statement

This release contains forward-looking statements that involve risks and uncertainties. The Company’s SEC filings describe the risks associated with the Company’s business, including PMC’s limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, changes in inventory, and other items such as foreign exchange rates and volatility in global financial markets.

About PMC

PMC (Nasdaq:PMCS) is the semiconductor innovator transforming networks that connect, move and store big data. Building on a track record of technology leadership, the Company is driving innovation across storage, optical and mobile networks. PMC’s highly integrated solutions increase performance and enable next-generation services to accelerate the network transformation. For more information, visit www.pmcs.com. Follow PMC on Twitter, LinkedIn and RSS.

© Copyright PMC-Sierra, Inc. 2013. All rights reserved. PMC and PMC-SIERRA are registered trademarks of PMC-Sierra, Inc. in the United States and other countries, and PMCS is a trademark of PMC-Sierra, Inc. Other product and company names mentioned herein may be trademarks of their respective owners. PMC is the corporate brand of PMC-Sierra.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended
	March 30,	December 29,	April 1,
	2013	2012	2012
		(As Restated - See Note A)	(As Restated - See Note A)
Net revenues	$125,161	$129,418	$132,094
Cost of revenues	37,260	36,663	41,012
Gross profit	87,901	92,755	91,082

Research and development	54,624	49,553	59,071
Selling, general and administrative	28,342	26,432	28,971
Amortization of purchased intangible assets	10,784	10,784	11,287
(Loss) income from operations	(5,849)	5,986	(8,247)

Other income (expense):
(Loss) gain on investment securities and other	(16)	777	39
Amortization of debt issue costs	-	(17)	(50)
Foreign exchange gain (loss)	1,365	439	(1,105)
Interest income (expense), net	264	(47)	(179)
(Loss) income before (provision for) recovery of income taxes	(4,236)	7,138	(9,542)
(Provision for) recovery of income taxes	(2,589)	3,701	(57,811)
Net (loss) income	$(6,825)	$10,839	$(67,353)

Net (loss) income per common share - basic	$(0.03)	$0.05	$(0.29)
Net (loss) income per common share - diluted	$(0.03)	$0.05	$(0.29)

Shares used in per share calculation - basic	203,307	202,400	232,142
Shares used in per share calculation - diluted	203,307	202,900	232,142

As a supplement to the Company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), the Company provides additional non-GAAP measures for cost of revenues, gross profit, gross profit percentage, research and development expense, selling, general and administrative expense, amortization of purchased intangible assets, other income (expense), (provision for) recovery of income taxes, operating expenses, operating income (loss), operating margin percentage, net income (loss), and basic and diluted net income (loss) per share.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

PMC-Sierra, Inc.
Adjustments to GAAP Cost of Revenues, Gross Profit, Gross Profit Percentage, Research and Development Expense,
Selling, General and Administrative Expense, Amortization of Purchased Intangible Assets
Other Income (Expense), (Provision for) Recovery of Income Taxes, Operating Expenses, Operating Income (Loss),
Operating Margin Percentage, Net Income (Loss), and Basic and Diluted Net Income (Loss) Per Share
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended
	March 30,	December 29,	April 1,
	2013 (1)	2012 (2)	2012 (3)
GAAP cost of revenues	$37,260	$36,663	$41,012
Stock-based compensation	(245)	(218)	(224)
Acquisition-related costs	-	-	(2)
Asset impairment	-	10	-
Termination costs	-	(92)	-
Non-GAAP cost of revenues	$37,015	$36,363	$40,786

GAAP gross profit	$87,901	$92,755	$91,082
Stock-based compensation	245	218	224
Acquisition-related costs	-	-	2
Asset impairment	-	(10)	-
Termination costs	-	92	-
Non-GAAP gross profit	$88,146	$93,055	$91,308

Non-GAAP gross profit %	70%	72%	69%

GAAP research and development expense	$54,624	$49,553	$59,071
Stock-based compensation	(3,304)	(2,909)	(2,841)
Acquisition-related costs	(273)	(269)	(598)
Termination costs	(392)	(347)	(1,484)
Asset impairment	-	(533)	-
Non-GAAP research and development expense	$50,655	$45,495	$54,148

GAAP selling, general and administrative expense	$28,342	$26,432	$28,971
Stock-based compensation	(3,833)	(3,210)	(3,516)
Acquisition-related costs	(6)	40	(761)
Termination costs	(207)	(219)	(133)
Asset impairment	-	39	-
Lease exit costs	-	125	(442)
Non-GAAP selling, general and administrative expense	$24,296	$23,207	$24,119

GAAP amortization of purchased intangible assets	$10,784	$10,784	$11,287
Amortization of purchased intangible assets	(10,784)	(10,784)	(11,287)
Non-GAAP amortization of purchased intangible assets	$-	$-	$-

GAAP other income (expense)	$1,613	$1,152	$(1,295)
Foreign exchange (gain) loss on foreign tax liabilities	(1,313)	(872)	1,342
Accretion of debt discount related to senior convertible notes	-	389	925
Non-GAAP other income	$300	$669	$972

GAAP provision for (recovery of) income taxes	$2,589	$(3,701)	$57,811
(Provision for) recovery of income taxes	(2,481)	3,577	(57,800)
Non-GAAP provision for (recovery of) income taxes	$108	$(124)	$11

	Three Months Ended
	March 30,	December 29,	April 1,
	2013 (1)	2012 (2)	2012 (3)
GAAP operating expenses	$93,750	$86,769	$99,329
Stock-based compensation	(7,137)	(6,119)	(6,357)
Acquisition-related costs	(279)	(229)	(1,359)
Termination costs	(599)	(566)	(1,617)
Asset impairment	-	(494)	-
Lease exit costs	-	125	(442)
Amortization of purchased intangible assets	(10,784)	(10,784)	(11,287)
Non-GAAP operating expenses	$74,951	$68,702	$78,267

GAAP operating (loss) income	$(5,849)	$5,986	$(8,247)
Stock-based compensation	7,382	6,337	6,581
Acquisition-related costs	279	229	1,361
Termination costs	599	658	1,617
Asset impairment	-	484	-
Lease exit costs	-	(125)	442
Amortization of purchased intangible assets	10,784	10,784	11,287
Non-GAAP operating income	$13,195	$24,353	$13,041

Non-GAAP operating margin %	11%	19%	10%

GAAP net (loss) income	$(6,825)	$10,839	$(67,353)
Stock-based compensation	7,382	6,337	6,581
Acquisition-related costs	279	229	1,361
Termination costs	599	658	1,617
Asset impairment	-	484	-
Lease exit costs	-	(125)	442
Amortization of purchased intangible assets	10,784	10,784	11,287
Foreign exchange (gain) loss on foreign tax liabilities	(1,313)	(872)	1,342
Accretion of debt discount related to senior convertible notes	-	389	925
Provision for (recovery of) income taxes	2,481	(3,577)	57,800
Non-GAAP net income	$13,387	$25,146	$14,002

Non-GAAP net income per share - basic	$0.07	$0.12	$0.06
Non-GAAP net income per share - diluted	$0.07	$0.12	$0.06

Shares used to calculate non-GAAP net income per share - basic	203,307	202,400	232,142
Shares used to calculate non-GAAP net income per share - diluted	205,475	202,900	234,198

(1) $7.4 million stock-based compensation expense; $0.3 million acquisition-related costs; $0.6 million termination costs; $10.8 million amortization of purchased intangible assets; $1.3 million foreign exchange gain on foreign tax liabilities; and $2.5 million provision for income taxes which includes $1.8 million tax provision relating to intercompany transactions, $1 million arrears interest relating to unrecognized tax benefits, $0.5 million deferred tax recovery related to non-deductible intangible asset amortization, $0.1 million tax provision for adjustments relating to prior periods, and $0.1 million income tax provision related to tax deductible items above.

(2) $6.3 million stock-based compensation expense; $0.2 million acquisition-related costs; $0.7 million termination costs; $0.5 million asset impairment; $0.1 million recovery of lease exit costs; $10.8 million amortization of purchased intangible assets; $0.9 million foreign exchange gain on foreign tax liabilities; $0.4 million non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and $3.6 million recovery of income taxes which includes $3.2 million tax recovery relating to intercompany transactions, $1.3 million income tax provision for adjustments relating to prior periods, $0.6 million recovery of arrears interest relating to unrecognized tax benefits, $0.5 million deferred tax recovery related to non-deductible intangible asset amortization and impairment, $0.4 million income tax recovery relating to foreign exchange translation of a foreign subsidiary, and $0.2 million income tax recovery related to tax deductible items above.

(3) $6.6 million stock-based compensation expense; $1.4 million acquisition-related costs; $1.6 million termination costs; $0.4 million lease exit costs; $11.3 million amortization of purchased intangible assets; $1.3 million foreign exchange loss on foreign tax liabilities; $0.9 million non-cash interest expense for the accretion of the debt discount related to the senior convertible notes; and $57.8 million provision for income taxes which includes $58.1 million tax provision relating to intercompany transactions, $0.6 million arrears interest relating to unrecognized tax benefits, $0.5 million deferred tax recovery related to non-deductible intangible asset amortization, $0.2 million net tax recovery relating to foreign exchange translation of a foreign subsidiary, and $0.2 million income tax recovery for adjustments relating to prior periods.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 30,	December 29,
	2013	2012
		(As Restated - See Note A)
ASSETS:
Current assets:
Cash and cash equivalents	$84,897	$169,970
Short-term investments	21,958	11,431
Accounts receivable, net	57,343	62,143
Inventories, net	25,699	23,548
Prepaid expenses and other current assets	19,822	22,125
Income tax receivable	5,235	6,630
Deferred tax assets	46,642	43,630
Total current assets	261,596	339,477

Investment securities	190,043	91,778
Investments and other assets	17,796	20,133
Prepaid expenses	10,437	11,847
Property and equipment, net	42,208	43,146
Goodwill	252,419	252,419
Intangible assets, net	118,079	128,668
Deferred tax assets	44	-
	$892,622	$887,468

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$24,702	$27,410
Accrued liabilities	65,385	72,282
Liability for unrecognized tax benefit	52,247	51,810
Income taxes payable	1,817	1,450
Deferred income taxes	2,450	2,466
Deferred income	7,841	8,113
Total current liabilities	154,442	163,531

Long-term obligations	14,983	17,233
Deferred income taxes	45,909	44,849
Liability for unrecognized tax benefit	29,612	29,234

PMC special shares convertible into 1,019 (2012 - 1,019)
shares of common stock	1,188	1,188

Stockholders' equity:
Common stock and additional paid in capital	1,550,031	1,527,707
Accumulated other comprehensive income	172	616
Accumulated deficit	(903,715)	(896,890)
Total stockholders' equity	646,488	631,433
	$892,622	$887,468

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 30,	April 1,
	2013	2012
		(As Restated- See Note A)
Cash flows from operating activities:
Net loss	$(6,825)	$(67,353)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	15,732	15,919
Stock-based compensation	7,382	6,581
Unrealized foreign exchange (gain) loss, net	(1,406)	1,312
Net amortization of premiums/discounts and accrued interest of investments	58	1,462
Gain on investment securities and other	26	(35)
Taxes related to intercompany dividend	-	85,462

Changes in operating assets and liabilities:
Accounts receivable	4,765	(3,613)
Inventories	(2,151)	8,719
Prepaid expenses and other current assets	174	1,106
Accounts payable and accrued liabilities	(6,787)	(11,790)
Deferred income taxes and income taxes payable	3,683	(26,192)
Deferred income	(272)	362
Net cash provided by operating activities	14,379	11,940

Cash flows from investing activities:
Business acquisition	-	(15,900)
Purchases of property and equipment	(4,552)	(9,070)
Purchases of intangible assets	(465)	-
Redemption of short-term investments	5,946	-
Disposals of investment securities	20,518	37,144
Purchases of investment securities and other investments	(135,318)	(31,891)
Net cash used in investing activities	(113,871)	(19,717)

Cash flows from financing activities:
Proceeds from issuance of common stock	14,836	7,220
Net cash provided by financing activities	14,836	7,220

Effect of exchange rate changes on cash and cash equivalents	(417)	(10)
Net decrease in cash and cash equivalents	(85,073)	(567)
Cash and cash equivalents, beginning of period	169,970	182,571
Cash and cash equivalents, end of period	$84,897	$182,004

Note A. Error Corrections - Income Taxes

The condensed consolidated financial statements as of December 29, 2012 and for the quarters ended December 29, 2012 and April 1, 2012 have been revised to reflect a restatement related to income tax errors. Subsequent to the issuance of the Company’s December 29, 2012 consolidated financial statements, errors were identified that related to the determination of tax expense associated with the Company’s 2009 intercompany sale of intellectual property. Under the accounting principles that apply to the intercompany sale of intellectual property, the tax expense attributable to the gain is recognized over the economic life of the asset sold. The Company had previously identified any tax expense that would not have been recognized absent the transaction as tax expense subject to deferral, including tax expense in years subsequent to the year of sale. This correction limits the tax expense subject to deferral to the incremental tax expense incurred in the year of sale.

Additionally, the Company corrected tax benefits recognized that related to excess stock option deductions to appropriately consider foreign tax credit carry-forwards previously not recognized, that should have reduced tax expense in 2012. Furthermore, the Company has corrected the accounting for foreign tax credits that arose in the first quarter of 2012. Management believes the effects of the current period corrections to its financial statements restated in its 2012 annual report filed on Form 10-K on February 28, 2013, including the quarterly information restated in Part II, Item 6 therein, are not material.

The tables below illustrate the effects on the condensed consolidated balance sheet and statements of operations:

	As at
	December 29, 2012
		As Previously
(in thousands)	As Restated	Reported
CONDENSED CONSOLIDATED BALANCE SHEETS
Non-current assets:
Prepaid expenses	$11,847	$25,077
Liabilities
Liability for unrecognized tax benefits - non-current	$29,234	$38,915
Equity:
Common stock and additional paid in capital	$1,527,707	$1,527,084
Accumulated deficit	$(896,890)	$(892,718)

	Three Months Ended
	December 29, 2012		April 1, 2012
				As Previously
		As Previously		Reported in
(in thousands, except for per share amounts)	As Restated	Reported	As Restated	Q1 2012 10-Q
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Recovery of (provision for) income taxes	$3,701	$3,939	$(57,811)	$(86,729)
Net income (loss)	$10,839	$11,077	$(67,353)	$(96,271)
Net income (loss) per common share - basic	$0.05	$0.05	$(0.29)	$(0.41)
Net income (loss) per common share - diluted	$0.05	$0.05	$(0.29)	$(0.41)

CONTACT:
PMC
Director, Investor Relations
Jennifer Gianola, 1-408-239-8630
jennifer.gianola@pmcs.com
or
Communications Specialist
Hillary Choularton, 1-604-415-6671
hillary.choularton@pmcs.com